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                      [Letterhead of Ernst & Young LLP]

                                                                      EXHIBIT 16

January 15, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read the Change in Accountants disclosure included in the Registration Statement on Form S-1 of Chesterfield Financial Corp. and are in agreement with the statements contained in the last sentence under the caption "Change in Accountants" on page 91 therein. We have no basis to agree or disagree with other statements of the registrant contained under that caption.



     /s/ Ernst & Young LLP

     Ernst & Young LLP